EX-28(h)(7)(h)

FIRST AMENDMENT TO

FUND PARTICIPATION AGREEMENT

This First Amendment (“Amendment”) dated as of March 10, 2009, is by and among Lincoln Variable Insurance Products Trust (“Trust”) on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”); Lincoln Financial Distributors, Inc. (“Distributor”); Lincoln Investment Advisors Corporation (“Adviser”); and Nationwide Financial Services, Inc., on behalf of its subsidiary life insurance companies listed on Exhibit B (collectively, “Nationwide”) and the current and any future Nationwide separate accounts, as applicable. This Amendment amends the Fund Participation Agreement (the “Agreement”) dated June 5, 2007.

WHEREAS, the Trust, Distributor, Adviser, and Nationwide desire to amend the Agreement.

NOW, THEREFORE, the Trust, Distributor, Adviser, and Nationwide agree to the following:

1.	“Article IX. NOTICES” is updated with the following address for Nationwide.

Nationwide Financial Services, Inc.

One Nationwide Plaza, 2-02-18

Columbus, Ohio 43215

Attention: AVP – NF Investment Offerings

2.	Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

3.	Exhibit B is deleted in its entirety and replaced with the Exhibit B attached hereto.

4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

/s/ Karen R. Colvin
By: Karen R. Colvin
Title: AVP – NF Investment Offerings

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

/s/ Daniel R. Hayes
By: Daniel R. Hayes
Title: President

LINCOLN INVESTMENT ADVISORS CORPORATION

/s/ William P. Flory, Jr.
By:	William P. Flory, Jr.
Title:	Second Vice President and Assistant Treasurer

LINCOLN FINANCIAL DISTRIBUTORS, INC.

/s/ James J. Ryan
By:	James J. Ryan
Title:	Senior Vice-President

Exhibit A

All current and future Funds available for sale through the Variable Products, including but not limited to any Funds listed below.

1.  LVIP Baron Growth Opportunities Fund – Service Class

Exhibit B

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Company of America

Separate Accounts

All current and any future Nationwide separate accounts.

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